AMENDMENT TO LOAN AND RELATED AGREEMENTS AND WAIVER OF DEFAULT

THIS AMENDMENT TO LOAN AND RELATED AND WAIVER OF DEFAULT (this “Agreement”) is made and entered into as of the ___ day of December, 2005, by and among PACCAR MACHINERY CORPORATION, a Delaware corporation (“Lender”), and OMNI U.S.A., INC., a Nevada corporation (“Borrower”).

W I T N E S S E T </ fon t>H:

WHEREAS, Borrower and Lender are parties to that certain Loan Agreement dated as of September 23, 1999,

Whereas, in connection with the execution of the Loan Agreement, the parties also executed that certain Promissory Note dated September 23, 1999 and Security Agreement dated September 23, 1999 (collectively the “Loan Documents”); and

WHEREAS, as inducement to Lender to enter into the Loan Agreement, Jeffrey K. Daniel and Craig L. Daniel (each a Guarantor) each gave a personal guarantee dated September 23, 1999 (the "Limited Guarantee") to PACCAR Machinery Corporation covering Borrower’s obligations to Lender under the Loan Agreement; and

WHEREAS, Borrower has entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Borrower, Omni Merger Sub, Inc., a wholly-owned subsidiary of Borrower (“Omni Sub”) and Brendan Technologies, Inc. (“Brendan”); and

WHEREAS, under the Merger, Borrower shall sell all of the capital stock of Omni USA, Inc., a Washington Corporation (“Omni Washington”) and Butler Products Corporation, a Kentucky corporation (“Butler”) to Jeffrey K. Daniel and Craig L. Daniel (collectively the “Daniels”) in accordance with that certain Stock Purchase Agreement (the “Spin Off Agreement”), and the Daniels will contemporaneously contribute all of the capital stock of Omni Washington and Butler to Asia Capital, Inc., a Nevada corporation (“Asia Capital”) wholly-owned by Jeffrey K. Daniel, Craig L. Daniel, and Edward Daniel, (the “Spin Off”); and

WHEREAS, under the Merger Agreement, immediately subsequent to or contemporaneously with the Spin Off, Omni Sub will be merged into Brendan (the “Merger”), and Brendan will be the surviving corporation in the Merger; and

WHEREAS the Merger and the Spin Off (collectively, the “Transaction”) each separately and collectively constitute a Change of Control which is a default and an Event of Default under the Loan Agreement; and

WHEREAS, Borrower has requested that Lender waive such defaults prospectively, and Lender is willing to do so on the terms and conditions set forth herein; and

WHEREAS, Borrower and Lender desire to amend the Loan Agreement and other Loan Documents on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

2. Borrower hereby acknowledges and agrees that the Transaction would constitute, inter alia, a default under Section 11 of the Loan Agreement. (the “Change of Control Default”).

3. Lender hereby waives the Change of Control Default occasioned by the Transaction. Lender reserves its rights and remedies with respect to any other Event of Default.

4. The Loan Documents are hereby amended to substitute Asia Capital for Borrower each of those agreements, and to release Borrower from each of those agreements.

5. Conditions of Effectiveness. This Amendment, and the consents, waivers, releases, and modifications contained herein, shall become effective as of the date of this Amendment upon satisfaction of all of the following conditions precedent:

(a) Completion of the Spin Off to the satisfaction of Lender as contemplated by the Spin Off Agreement.

(b) Completion of the Merger to the satisfaction of Lender as contemplated in the Merger Agreement.

6. Merger Further Assurances. Borrower, Asia Capital, Jeff Daniel and Craig Daniel hereby covenant and agree with Lender that from the date of the Merger and continuing through the completion of the Spin Off:

(a) Borrower will not transfer, or up stream, any cash from Borrower to Brendan or any entity related to or affiliated with Brendan.

(b) Jeff Daniel Craig Daniel and Ed Daniel are the sole shareholders of Asia Capital.

7. Continuing Further Assurances. Borrower, Jeff Daniel, Craig Daniel and Ed Daniel hereby covenant and agree with Lender that up to and including the Merger Transaction:

(a) Each Guarantor shall ratify this agreement and shall acknowledge that its respective Guaranty is in full force and effect until specifically released by Lender in writing.

(b) Jeffrey K. Daniel and Craig L. Daniel, as directors or Borrower, shall continue to exert control over the Borrower.

(c) Ed Daniel shall execute a guaranty in favor of PACCAR Machinery Corporation in the form of Exhibit A hereto.

8. The failure of any of the Merger Further Assurances in Paragraph 6 hereof, or of any of the Continuing Further Assurances in Paragraph 7 hereof shall constitute a default and an Event of Default under the Loan Agreement, and the Lender shall be entitled to exercise any and all available remedies under the Loan Documents, at law, or in equity, based upon said failure.

9. Borrower hereby restates, ratifies, and reaffirms each and every term, condition, representation and warranty heretofore made by it under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Agreement and the Loan Documents.

10. Except as set forth herein, the Loan Documents shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligation of Borrower and each Guarantor, respectively, to Lender.

11. In consideration of the accommodations made by Lender hereunder, Borrower agrees to reimburse Lender for all reasonable out-of-pocket expenses incurred by Lender in connection with the Loans, including, but not limited to, filing fees, tax, lien and judgment search fees, fees of outside auditors, bank fees, outside attorneys’ fees, and any other reasonable fees or expenses.

12. To induce Lender to enter into this Agreement, Borrower hereby represents and warrants that, as of the date hereof, and after giving effect to the terms hereof, there exists no Event of Default under the Loan Agreement or any of the other Loan Documents.

13. To induce Lender to enter into this Agreement, Borrower and Guarantors (a) acknowledge and agree that no right of offset, defense, counterclaim, claim or objection exists in favor of Borrower and any Guarantors against Lender arising out of or with respect to the Loan Agreement, the other Loan Documents, or any other arrangement or relationship between Lender and Borrower and/or Guarantors, and (b) release, acquit, remise and forever discharges Lender and its affiliates and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, successors and assigns from any and all claims, demands, actions and causes of action, whether at law or in equity, whether now accrued or hereafter maturing, and whether known or unknown, which the Borrower or Guarantors now or hereafter may have by reason of any manner, cause or things to and including the date of this Agreement with respect to matters arising out of or with respect to the Loan Agreement, the other Loan Documents, or any other arrangement or relationship between Lender and Borrower.

14. Borrower and Guarantors acknowledge that (a) except as expressly set forth herein, Lender has not agreed (and has no obligation whatsoever to discuss, negotiate or agree) to any restructuring, modification, amendment, waiver or forbearance with respect to any of the terms of the Loan Documents, (b) no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the terms of the Loan Documents shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of Borrower, Guarantors, and Lender, and (c) the execution and delivery of this Agreement has not established any course of dealing among the parties hereto or created any obligation or agreement of Lender with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to any of the terms of the Loan Documents.

15. Borrower and Guarantors, hereby understand and agree that any release of Borrower from its liabilities regarding the Loan shall not affect the liability of any party not specifically released by Lender.

16. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

17. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

18. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, other than its laws respecting choice of law.

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed as of the date first above written.

OMNI U.S.A., INC., a Nevada corporation

By:

Name:

Title:

PACCAR MACHINERY CORPORATION, A Delaware corporation

By:

Name:

Title:

ASIA CAPITAL, INC., a Nevada corporation

By:

Name:

Title:

Acknowledgment of Guarantee

The undersigned have previously given their personal guarantee dated September 23, 1999 (the "Limited Guaranty") to PACCAR Machinery Corporation covering, the loan made by PACCAR Machinery Corporation to Omni U.S.A., Inc., a Nevada corporation, under that certain Loan Agreement dated September 23, 1999.

In order to induce PACCAR Machinery Corporation to enter into the foregoing Amendment to the Loan Agreement the undersigned Guarantors each hereby restate, ratify, and reaffirm each and every term, condition, representation and warranty heretofore made by it under or in connection with the execution and delivery of the Limited Guaranty, and the other Loan Documents to which it is a party, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Agreement and such Loan Documents, and acknowledge the foregoing and agree that their respective guaranties in favor of Lender remain in full force and effect, subject to no right of offset, claim or counterclaim

JEFFREY K. DANIEL

CRAIG L. DANIEL